Western New England Bancorp, Inc. 11-K

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Western New England Bancorp, Inc.’s Registration Statement No. 333-73132 on Form S-8 of our report dated June 29, 2018 relating to our audit of the financial statements of the 401(k) Plan as Adopted by Westfield Bank appearing in this Annual Report on Form 11-K for the year ended December 31, 2017.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

June 29, 2018